                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This Amendment (this "Amendment") is entered into as of October 15, 1999 by and between Tri-State Outdoor Media Group, Inc., a Kansas corporation (the "Borrower"), and Bank One, NA (f/k/a The First National Bank of Chicago) ("Bank One"), individually and as agent (in such capacity, the "Agent").


                                    RECITALS

         A. The Borrower, Bank One as the sole Lender (the "Lender") and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of August 12, 1999 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

         B. SGH Holdings, Inc. ("Holdings"), a Delaware corporation and owner of all of the outstanding shares of capital stock of the Borrower, intends to issue a Senior Increasing Rate Note in the principal amount of $19,000,000 (the "Bear Stearns Note") to Bear Stearns Investment Products Inc. and to contribute the net proceeds thereof as equity to the Borrower.

         C. The Borrower intends to apply the proceeds of such equity contribution to finance (i) the acquisition of certain assets of PNE Media Holdings, LLC, PNE Media, LLC and other Persons and related fees and expenses, and (ii) other Capital Expenditures.

         D. The Borrower, the Lender and the Agent wish to amend the Credit Agreement to permit the above-described acquisitions and to make certain other revisions thereto on the terms and conditions set forth below.

         Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

                  1. Article I of the Credit Agreement is hereby amended by inserting the following definitions of the terms "Bear Stearns Equity Contribution", "Bear Stearns Note" and "Bear Stearns Note and Warrants Purchase Agreement" after the definition of the term "Authorized Officer" and before the definition of the term "Borrower":

                  "'Bear Stearns Equity Contribution' means the equity contribution in the amount of approximately $18,051,000 made by Holdings to the Borrower with the net proceeds of the Bear Stearns Note.

                  'Bear Stearns Note' means that certain Senior Increasing Rate Note, dated October 15, 1999, in the principal amount of $19,000,000 issued by Holdings to Bear Stearns Investment Products Inc. due May 15, 2008.

                  'Bear Stearns Note and Warrants Purchase Agreement' means that certain Note and Warrants Purchase Agreement dated as of October 15, 1999 between Holdings and Bear Stearns Investment Products Inc."

                  2. Article I of the Credit Agreement is hereby amended by restating in its entirety clause (iv) of the definition of the term "Change in Control" to read as follows:

                  "(iv) a 'Change of Control', as defined in the Senior Note Indenture or the Bear Stearns Note and Warrants Purchase Agreement, shall occur."

                  3. Article I of the Credit Agreement is hereby amended by restating in its entirety the definition of the term "Permitted Acquisition" therein to read as follows:

                  "'Permitted Acquisition' means any Acquisition by the Borrower with respect to which each of the following requirements is satisfied:

                  (a) The assets to be acquired are useful in, or the Person whose equity interests are to be acquired is engaged in, the business of leasing outdoor advertising space.

                  (b) Such Acquisition has been approved or consented to by (i) the board of directors or equivalent governing body of the Person whose assets or equity interests are to be acquired and (ii) unless such Acquisition constitutes a Qualified Acquisition or the aggregate consideration for such Acquisition (or for such Acquisition and related Acquisitions) is less than $250,000, the Required Lenders.

                  (c) After giving effect to such Acquisition, no Default or Unmatured Default will exist.

                  (d) The Borrower has delivered to the Agent with sufficient copies for the Lenders:

                           (i) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of the agreements, instruments and documents governing such Acquisition, which, in the case of each Acquisition that is not a Qualified Acquisition, shall be in form and substance satisfactory to the Agent.

                           (ii) Evidence satisfactory to the Agent that the respective directors and shareholders (if necessary) of the Borrower and the seller or sellers (with respect to such Acquisition) shall have approved such Acquisition, that all regulatory and legal approvals for such Acquisition have been obtained, and that all conditions to the consummation of such Acquisition have been satisfied.

                           (iii) In the case of a Qualified Acquisition, if so requested by the Agent, a certificate signed by the Borrower's Chief Financial Officer stating that such Acquisition has been financed with proceeds of the Bear Stearns Equity Contribution and listing all other Qualified Acquisitions and Capital Expenditures so financed, with an itemization of the amounts expended.

                           (iv) A certificate signed by the Borrower's Chief Financial Officer stating that on the date of such Acquisition and after giving effect thereto, (i) no Default or Unmatured Default will exist, (ii) the representations and warranties contained in Article V of the Credit Agreement are true and correct, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, and (iii) the representations and warranties contained in
         Article III of the Security Agreement are true and correct, after giving effect to any revised Exhibits thereto which are attached to such certificate.

                           (v) UCC financing statements and any other documents, agreements or instruments that the Agent deems necessary to maintain the priority and perfection of the Agent's security interest in the Collateral after giving effect to the consummation of such Acquisition.

                           (vi) Such other documents related to such Acquisition as any Lender or its counsel may have reasonably requested."

                  4. Article I of the Credit Agreement is hereby amended by inserting the following definition of the term "Qualified Acquisition" after the definition of the term "Purchasers" and before the definition of the term "Rate Hedging Agreement":

                  "'Qualified Acquisition' means an Acquisition by the Borrower of certain assets of PNE Media Holdings, LLC, PNE Media, LLC or any other Person financed with the proceeds of the Bear Stearns Equity Contribution for an aggregate consideration (including related fees and expenses) for all such Acquisitions not to exceed the amount of the Bear Stearns Equity Contribution, less the aggregate amount of Capital Expenditures financed with the proceeds of the Bear Stearns Equity Contribution."

                  5. Section 4.2 of the Credit Agreement is hereby amended by restating it in its entirety to read as follows:

                  "4.2 Certain Advances. Prior to January 1, 2001, the Lenders shall not be required to make any Advance under Facility B that would cause the Facility B Principal Obligations Amount to exceed $8,000,000 (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances under such Facility) unless, in addition to satisfying the conditions set forth in
Section 4.3, the Borrower shall furnish to the Agent, at the time of the Borrower's request for such Advance, a certificate of an Authorized Officer stating that (i) the proceeds of such Advance shall be applied by the Borrower to the payment of interest on Indebtedness, and (ii) cash and cash equivalents on hand of the Borrower (excluding (A) prior to April 30, 2000, the amount of the Bear Stearns Equity Contribution not theretofore expended for Permitted Acquisitions and related fees and expenses and Capital Expenditures, and (B) on and after April 30, 2000, any amounts held back by the Borrower during the applicable hold-back period from the purchase price for Permitted Acquisitions referred to in clause (A) above) will not exceed $250,000, after giving effect to the application of such Advance to such payment of interest."

                  6. Section 6.1(iv) and 6.1(v) of the Credit Agreement are hereby restated in their entirety to read as follows:

                  "(iv) (a) Together with the financial statements required under Sections 6.1(i) and (iii), commencing with the financial statements of the Borrower for the fiscal year ending December 31, 1999, a Compliance Certificate showing the calculations necessary to determine compliance with this Agreement, and (b) together with the financial statements of the Borrower for the fiscal period ending September 30, 1999, a Compliance Certificate showing the calculations necessary to determine compliance with Sections 6.19.4 and 6.19.5.

                  (v) (a) Within 35 days after the end of each month, other than any month on the last day of which a fiscal quarter ends, commencing with the month ending July 31, 1999 for the Borrower and its Subsidiaries, a consolidated profit and loss statement and statement of cash flows for the period from the beginning of the then-current fiscal year to the end of such month, each certified by the Chief Financial Officer of the Borrower, and (b) within 15 days after the end of each month, commencing with the month ending July 31, 1999 (x) a statement of the Total Revenues of the Borrower and its Subsidiaries for such month and for the period from the beginning of the then-current fiscal year to the end of such month, in each case broken down by division and certified by the Chief Financial Officer of the Borrower, and (y) a breakdown of the amount of the Bear Stearns Equity Contribution expended for Qualified Acquisitions (and related fees and expenses) and Capital Expenditures, certified by the Chief Financial Officer of the Borrower."


                  7. Section 6.19.4 of the Credit Agreement is hereby restated in its entirety to read as follows:

                  "6.19.4 Total Revenues. The Borrower will maintain Total Revenues of the Borrower and the Subsidiaries for each three-month period ending on the last day of each month in the calendar year 1999 set forth below equal to or greater than 93% of the amount set forth opposite such month.

                                    Quarterly
                                 Total Revenues

                            June                      $6,750,000
                            September                 $6,878,000
                            December                 $7,059,000"


                  8. Section 6.19.5 of the Credit Agreement is hereby restated in its entirety to read as follows:

                  "6.19.5 Net Operating Cash Flow. The Borrower will maintain Net Operating Cash Flow for each three-month period ending on the last day of each month in the calendar year 1999 set forth below equal to or greater than 95% of the amount set forth opposite such month.

                                                        Quarterly
                                                 Net Operating Cash Flow

                              June                      $3,276,000
                              September                 $3,290,000
                              December                  $3,587,000"


                  9. Section 6.19.6 of the Credit Agreement is hereby amended by restating in its entirety the last sentence thereof to read as follows:

                  "For purposes of determining compliance with the covenant set forth in this Section 6.19.6, there shall be excluded from the calculation of the amount of Capital Expenditures: (a) proceeds of Sale and Leaseback Transactions permitted by Section 6.15(ii) to the extent that such proceeds are expended for Capital Expenditures, and (b) proceeds of the Bear Stearns Equity Contribution expended for Capital Expenditures prior to April 30, 2000."

                  10. Section 7.18 of the Credit Agreement is hereby restated in its entirety to read as follows:

                  "7.18 Holdings shall: (a) transact any business other than (i) the ownership of the stock of the Borrower, (ii) the servicing of the Converted Mesirow Equity (including the payment of permitted dividends thereon) or any Indebtedness into which the Converted Mesirow Equity may be converted pursuant to the terms thereof, and (iii) the issuance of the Bear Stearns Note and the warrants and capital stock contemplated by the Bear Stearns Note and Warrants Purchase Agreement, (b) have incurred any Indebtedness other than (i) any Indebtedness into which the converted Mesirow Equity may be converted pursuant to the terms thereof, or (ii) the Bear Stearns Note, (c) have amended or modified the Mesirow 94 Documents or the Mesirow 97 Documents, other than to permit the execution, delivery and performance by Holdings and the Borrower of the Transaction Documents to which each is a party and by Holdings of the Bear Stearns Note and Warrants Purchase Agreement, or (d) have voluntarily prepaid, defeased or in substance defeased, purchased, redeemed, retired or otherwise acquired, any Converted Mesirow Equity, any Indebtedness into which the converted Mesirow Equity may be converted pursuant to the terms thereof, all or any portion of the Bear Stearns Note or any warrant or capital stock issued pursuant to the Bear Stearns Note and Warrants Purchase Agreement."

                  11. Schedule I to the form of Compliance Certificate attached as Exhibit C to the Credit Agreement is hereby amended by deleting Sections
6.19.4 (Monthly Total Revenues) and 6.19.5 (Monthly Net Operating Cash Flow) and restating in their entirety Sections 6.19.4 (Rolling three-month Total Revenues), 6.19.5 (Rolling three-month Net Operating Cash Flow) and 6.19.6 (Capital Expenditures) to read as follows:

         "6.19.4. Quarterly Total Revenues

                  a.       Total Revenues for three-month period
                             ended ______, 1999

                  b. Amount set forth in the "Quarterly Total Revenues" column opposite the month referred to in a. in the table in Section 6.19.4

                  c.         93% of b.

                  Covenant:  a. may not be less than c.

                  Compliance ("Yes" or "No")

         6.19.5.           Quarterly Net Operating Cash Flow

                  a.       Net Operating Cash Flow for three-month period
                             ended ______, 1999
                  b. Amount set forth in the "Quarterly Net Operating Cash Flow" column opposite the month referred to in
                             a. in the table in Section 6.19.5
                  c.       95% of b.

                  Covenant:  a. may not be less than c.

                  Compliance ("Yes" or "No")

         6.19.6.           Capital Expenditures

                  a.       Capital Expenditures (7)
                  b.       Proceeds of permitted Sale and Leaseback Transactions
                             expended on Capital Expenditures
                  c.       Proceeds of Bear Stearns Equity Contribution expended
                             on Capital Expenditures prior to April 30, 2000
                  d.       Sum of b. plus c.
                  e.       a. minus d.


                  MAXIMUM PERMITTED:

          Period/Year                      Amount
  Effective Date to 12/31/99
                                        $1,800,000
             2000                       $2,500,000
             2001                       $2,700,000
             2002                       $2,800,000
             2003                       $2,900,000
             2004                       $3,100,000
             2005                       $3,200,000


                  Covenant:  e. may not exceed applicable amount set forth above plus unexpended amount from prior year if no Default or Unmatured

                    Default exists.

                  Compliance ("Yes" or "No")                   "

                  12. The Borrower represents and warrants to the Lender and the Agent that:

                           (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to the Borrower, its articles of incorporation or by-laws, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon the Borrower; and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

                           (b) The representations and warranties of the Borrower contained in Article V of the Credit Agreement, as amended by this Amendment, are true and correct on and as the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true on and as of such earlier date.

                           (c) Before and after giving effect to this Amendment, there exists no Default or Unmatured Default.

                  13. This Amendment shall become effective as of the date hereof upon the execution and delivery hereof by the Borrower, the Lender and the Agent, and the Agent's receipt of the following:

                           (a) A counterpart of this Amendment executed by the Borrower;

                           (b) Copies, certified by the Secretary or Assistant Secretary of Holdings, of (i) the agreements, instruments and documents governing the issuance of the Bear Stearns Note, and (ii) the Amendment Agreement among Holdings, Mesirow Capital Partners VI and Mesirow Capital Partners VII amending certain provisions of the Mesirow 94 Documents, the Mesirow 97 Documents and the Exchange Agreement dated February 27, 1998 among Holdings, Mesirow Capital Partners VI and Mesirow Capital Partners VII, which shall in each case be in form and substance satisfactory to the Agent; and

                           (c) Evidence satisfactory to the Agent that the Bear Stearns Note has been issued in accordance with the agreements, instruments and documents referred to in clause (b) above and the net proceeds thereof contributed as equity by Holdings to the Borrower.

                  14. The Borrower, the Lender and the Agent hereby acknowledge and agree that, upon the issuance of the Bear Stearns Note and the contribution of the net proceeds thereof as equity by Holdings to the Borrower, the Equity Infusion Date will have occurred and the Borrower shall not be required to apply such net proceeds to a prepayment under the Facilities pursuant to Section 2.2.4 of the Credit Agreement.

                  15. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

                  16. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  17. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                TRI-STATE OUTDOOR MEDIA GROUP, INC.

                                By:
                                                  William G. McLendon
                                                  Chief Financial Officer

                                BANK ONE, NA (F/K/A THE FIRST NATIONAL BANK OF
                                     CHICAGO), INDIVIDUALLY AND AS AGENT

                                By:
                                                     Laurie W. Blazek
                                                    Authorized Agent